Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-212191, 333-224812, 333-229580, 333-236819, 333-250032, 333-258368 and 333-266593) on Form S-8 and (No. 333-231794, 333-249889 and 333-258364) on Form S-3 of Twilio Inc. of our report dated February 24, 2023, with respect to the consolidated financial statements of Twilio Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California

February 24, 2023